Exhibit 99.1

CONTACT:	READ IT ON THE WEB
Robert G. Kuhbach	www.dovercorporation.com
Vice President Finance &
Chief Financial Officer
(212) 922-1640	July 25, 2006
DOVER REPORTS SECOND QUARTER 2006 RESULTS
Announces Second Quarter Revenue and Earnings
and Planned Divestiture of Seven Businesses
New York, New York, July 25, 2006 — Dover Corporation (NYSE: DOV) announced that for the second quarter ended June 30, 2006, it had record earnings from continuing operations of $158.7 million or $0.77 diluted earnings per share (“EPS”), compared to $109.5 million or $0.54 EPS from continuing operations in the prior-year period, representing significant increases of 45% and 44%, respectively. Revenue for the second quarter of 2006 was $1,655.4 million, an increase of 24% over the prior-year period. Earnings from continuing operations for the second quarter of 2006 included $0.02 EPS related to the expensing of stock options and stock appreciation rights.
Net earnings for the second quarter of 2006 were $71.9 million or $0.35 EPS, including a loss from discontinued operations of $86.7 million or $0.42 EPS, compared to net earnings of $173.2 million or $0.85 EPS for the same period of 2005, which included earnings from discontinued operations of $63.7 million or $0.31 EPS. Included in the 2005 period was a gain from the sale of a business, while the 2006 quarterly results include impairments related to discontinued companies.
Earnings from continuing operations for the six months ended June 30, 2006 were $290.0 million or $1.41 EPS, up 44%, compared to $201.1 million or $0.98 EPS in the prior year. Earnings from continuing operations for the six months ended June 30, 2006 included $0.04 EPS related to the expensing of stock options and stock appreciation rights. Net earnings were $275.7 million or $1.34 EPS, compared to $271.3 million or $1.33 EPS in the prior year.
Commenting on the second quarter results, Dover’s President and Chief Executive Officer, Ronald L. Hoffman, stated: “Dover had an excellent second quarter, generating record revenue and earnings, significant operating margin improvement and strong cash flow. Our record performance was driven by a strong organic growth rate of 17% as well as significant contributions from our recent acquisitions. Dover’s ability to deliver consecutive double-digit increases in organic growth validates our focus on operational excellence and our highly successful “Performance Counts“ initiative. Our operating margin increased 200 basis points over the previous year and is now approaching 16%. It’s also important to note that 74% of Dover’s second quarter revenue was generated by operating companies with margins above 15% and that 37% of our revenue in the quarter was attributable to companies with inventory turns of greater than eight. We reinvested a portion of Dover’s free cash flow, which was 8.4% of revenue, in the acquisition of O’Neil Product Development Inc., a synergistic addition to our Product Identification group. We also purchased 700,000 shares of Dover’s stock on the open market. Going forward, we anticipate the acquisition pipeline to remain active and are engaged in a number of evaluations and negotiations.”

Dover also announced today that it discontinued seven businesses during the second quarter of 2006 – five from the Dover Technologies segment, one from Dover Electronics and one from Dover Industries. The five discontinued businesses from Dover Technologies are Universal Instruments, Hover-Davis, Vitronics Soltec and Alphasem from the Circuit Assembly and Test Group and Mark Andy from the Product Identification Group. In 2005, these five businesses had total revenue and earnings of $580.2 million and $26.7 million, respectively, and the 2006 year-to-date revenue and earnings were $291.8 million and $9.3 million, respectively. The two other businesses that Dover discontinued were Kurz-Kasch, from the Dover Electronics’ Components Group, and a product line in the Dover Industries’ segment. These seven businesses collectively generated an operating margin of 4.3% for the full year 2005 and 2.9% for 2006 year-to-date.
As a result of classifying these businesses as discontinued operations, Dover’s overall margin from continuing operations in both the second quarter and year-to-date 2006 have improved by 120 basis points, and by 100 basis points in both of the comparable 2005 periods. The company anticipates that continued strong organic growth, as well as the full-year effect of its 2005 acquisitions, should offset the majority of the reduction in revenue and earnings related to these discontinued operations in 2006.
Commenting on this announcement, Mr. Hoffman stated, “These divestitures represent the culmination of the strategic portfolio review that we initiated in January 2005, when I became Chief Executive Officer, to position Dover as a vehicle for more consistent and sustainable value creation over the long term. Each of our six subsidiary Presidents played a vital role in this important evaluation process. The majority of the companies identified for sale manufacture capital equipment where the served markets are narrow in scope and recurring revenue opportunities are limited. While making decisions of this kind is never easy, we are confident that the sale of these businesses will enhance our ability to generate more consistent and sustained revenue and earnings growth. Despite the substantial reduction of our exposure to the technology sector, Dover will maintain a solid presence in core technology markets where it has well-established leadership positions and can capitalize on attractive recurring revenue opportunities. Dover also remains keenly committed to maintaining its strong and growing position in the Product Identification market.
“This strategic rebalancing of our portfolio, which is now substantially complete, coupled with our improved operational performance driven by the “Performance Counts” program and the continued success of our organic growth initiatives, position Dover well in an increasingly competitive global marketplace,” concluded Mr. Hoffman.
In connection with the discontinuance of the seven businesses, Dover recorded an after-tax charge of $87.9 million, reflecting the anticipated loss on sale for certain of these businesses. Any gains from the sale of the seven businesses will be recorded upon the close of the transactions.
Assuming all businesses currently in discontinued operations are sold by the end of 2006, the Company anticipates receiving after-tax proceeds in the range of $325 million.
All of Dover’s results are presented on a comparable basis to reflect the discontinuance of the seven operations for all periods presented.
Dover will host a Webcast of its second quarter 2006 conference call at 9:00 AM Eastern Time on Wednesday July 26, 2006. The Webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The conference call will also be made available for replay on the website and additional information on Dover’s second quarter 2006 results and its operating companies can also be found on the Company website and in the Company’s Form 10-Q filed after this release.
Dover Corporation makes information available to the public, orally and in writing, which may use words like “anticipates,” “expects,” “believes,” “indicates,” “suggests,” and “should,” which are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. This

press release contains forward-looking statements regarding future events and the performance of Dover Corporation that involve risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, failure to achieve expected synergies, the impact of continued events in the Middle East on the worldwide economy, economic conditions, increases in the cost of raw materials, changes in customer demand, increased competition in the markets served by Dover Corporation’s operating companies, the impact of natural disasters, such as hurricanes, and their effect on global energy markets and other risks. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.
TABLES FOLLOW

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited) (in thousands, except per share figures)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue	$1,655,397	$1,333,319	$3,161,627	$2,558,174
Cost of goods and services	1,039,667	864,273	1,996,748	1,657,915

Gross profit	615,730	469,046	1,164,879	900,259
Selling and administrative expenses	367,232	304,163	703,866	599,359

Operating earnings	248,498	164,883	461,013	300,900

Interest expense, net	19,266	15,241	40,746	31,356
Other expense (income), net	4,139	(5,711)	6,974	(8,441)

Total interest/other expense, net	23,405	9,530	47,720	22,915

Earnings before provision for income taxes and discontinued operations	225,093	155,353	413,293	277,985
Provision for income taxes	66,435	45,880	123,285	76,903

Earnings from continuing operations	158,658	109,473	290,008	201,082

Earnings (loss) from discontinued operations, net	(86,747)	63,728	(14,271)	70,253

Net earnings	$71,911	$173,201	$275,737	$271,335

Basic earnings (loss) per common share:
Earnings from continuing operations	$0.78	$0.54	$1.42	$0.99
Earnings (loss) from discontinued operations	(0.43)	0.31	(0.07)	0.35
Net earnings	0.35	0.85	1.35	1.33

Weighted average shares outstanding	203,897	202,959	203,602	203,303

Diluted earnings (loss) per common share:
Earnings from continuing operations	$0.77	$0.54	$1.41	$0.98
Earnings (loss) from discontinued operations	(0.42)	0.31	(0.07)	0.34
Net earnings	0.35	0.85	1.34	1.33

Weighted average shares outstanding	205,615	203,984	205,234	204,417

Dividends paid per common share	$0.17	$0.16	$0.34	$0.32

The following table is a reconciliation of the share amounts used in computing earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Weighted average shares outstanding — Basic	203,897	202,959	203,602	203,303
Dilutive effect of assumed exercise of employee stock options	1,718	1,025	1,632	1,114

Weighted average shares outstanding — Diluted	205,615	203,984	205,234	204,417

Anti-dilutive shares excluded from diluted EPS computation	1,875	8,906	6,141	8,357

DOVER CORPORATION
MARKET SEGMENT RESULTS
(unaudited)

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUE
Diversified	$208,148	$196,969	$408,012	$382,027
Electronics	222,751	121,700	422,246	238,680
Industries	215,338	210,450	423,909	404,405
Resources	435,341	377,135	860,503	733,442
Systems	234,124	177,735	415,409	333,606
Technologies	343,367	252,005	638,308	471,089
Intramarket eliminations	(3,672)	(2,675)	(6,760)	(5,075)

Total consolidated revenue	$1,655,397	$1,333,319	$3,161,627	$2,558,174

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Diversified	$23,037	$22,975	$45,714	$43,399
Electronics	29,862	12,259	50,616	21,486
Industries	30,208	24,418	57,536	46,336
Resources	80,919	65,545	163,716	128,292
Systems	38,341	26,910	65,312	48,947
Technologies	60,684	33,284	108,396	50,874

Total segments	263,051	185,391	491,290	339,334
Corporate expense / other	(18,692)	(14,797)	(37,251)	(29,993)
Net interest expense	(19,266)	(15,241)	(40,746)	(31,356)

Earnings before provision for income taxes and discontinued operations	225,093	155,353	413,293	277,985
Provision for income taxes	(66,435)	(45,880)	(123,285)	(76,903)

Earnings from continuing operations — total consolidated	$158,658	$109,473	$290,008	$201,082

DOVER CORPORATION
QUARTERLY MARKET SEGMENT INFORMATION (1)
(unaudited) (In thousands)
DIVERSIFIED

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.

Revenue	$185,058	$196,969	$185,050	$182,006	$199,864	$208,148
Segment earnings	20,424	22,975	23,121	20,770	22,676	23,037
Bookings	231,308	199,741	184,191	194,965	214,317	216,659
Backlog	294,605	296,607	296,561	308,587	321,310	327,943
Book-to-Bill	1.25	1.01	1.00	1.07	1.07	1.04
Operating margin	11.0%	11.7%	12.5%	11.4%	11.3%	11.1%
ELECTRONICS

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.

Revenue	$116,980	$121,700	$112,781	$194,582	$199,495	$222,751
Segment earnings	9,227	12,259	5,208	20,194	20,753	29,862
Bookings	122,960	117,234	118,483	213,304	223,559	219,784
Backlog	83,269	78,197	93,459	141,102	165,253	163,182
Book-to-Bill	1.05	0.96	1.05	1.10	1.12	0.99
Operating margin	7.9%	10.1%	4.6%	10.4%	10.4%	13.4%
INDUSTRIES

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.

Revenue	$193,955	$210,450	$206,274	$207,267	$208,571	$215,338
Segment earnings	21,918	24,418	28,180	29,764	27,328	30,208
Bookings	196,455	209,887	214,974	224,942	219,423	232,185
Backlog	197,043	196,445	205,286	222,793	234,174	251,301
Book-to-Bill	1.01	1.00	1.04	1.09	1.05	1.08
Operating margin	11.3%	11.6%	13.7%	14.4%	13.1%	14.0%
RESOURCES

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.

Revenue	$356,307	$377,135	$390,249	$395,247	$425,162	$435,341
Segment earnings	62,747	65,545	65,077	67,302	82,797	80,919
Bookings	387,122	375,164	394,567	393,148	454,669	441,761
Backlog	167,810	165,087	169,580	167,561	196,379	203,757
Book-to-Bill	1.09	0.99	1.01	0.99	1.07	1.01
Operating margin	17.6%	17.4%	16.7%	17.0%	19.5%	18.6%

(1)	Excludes discontinued operations

QUARTERLY MARKET SEGMENT INFORMATION (continued) (1)
(unaudited) (In thousands)
SYSTEMS

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.

Revenue	$155,871	$177,735	$197,076	$174,695	$181,285	$234,124
Segment earnings	22,037	26,910	29,221	21,920	26,971	38,341
Bookings	156,181	221,709	201,361	176,185	231,036	229,633
Backlog	125,037	170,238	172,806	174,402	223,843	218,360
Book-to-Bill	1.00	1.25	1.02	1.01	1.27	0.98
Operating margin	14.1%	15.1%	14.8%	12.5%	14.9%	16.4%
TECHNOLOGIES

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.

Revenue	$219,084	$252,005	$275,612	$287,151	$294,941	$343,367
Segment earnings	17,590	33,284	44,591	35,920	47,712	60,684
Bookings	233,611	275,436	261,722	288,104	339,124	325,101
Backlog	90,426	109,210	102,232	102,207	147,984	141,526
Book-to-Bill	1.07	1.09	0.95	1.00	1.15	0.95
Operating margin	8.0%	13.2%	16.2%	12.5%	16.2%	17.7%

(1)	Excludes discontinued operations.
QUARTERLY EPS & EARNINGS
(unaudited) (in thousands)

	2005				2006
	1 Qtr.	2 Qtr.	3 Qtr.	4 Qtr.	1 Qtr.	2 Qtr.

Net earnings (loss)
Continuing operations	$91,607	$109,473	$123,042	$119,457	$131,350	$158,658
Discontinued operations	6,525	63,729	(362)	(3,328)	72,477	(86,747)
Net earnings	98,134	173,201	122,680	116,126	203,826	71,911

Basic earnings (loss) per common share:
Continuing operations	$0.45	$0.54	$0.61	$0.59	$0.65	$0.78
Discontinued operations	0.03	0.31	(0.00)	(0.02)	0.36	(0.43)
Net earnings	0.48	0.85	0.61	0.57	1.00	0.35

Diluted earnings (loss) per common share:
Continuing operations	$0.45	$0.54	$0.60	$0.59	$0.64	$0.77
Discontinued operations	0.03	0.31	(0.00)	(0.02)	0.35	(0.42)
Net earnings	0.48	0.85	0.60	0.57	0.99	0.35